Exhibit 99.1

Eos Energy Enterprises Reports First Quarter 2023 Financial Results
Revenue increased nearly 3x with unit cost down 25% compared to 1Q 2022

May 9, 2023 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based long duration energy storage systems, today announced financial results for the first quarter ended March 31, 2023.

First Quarter Financial Highlights

†$8.8 million revenue, compared to $3.3 million in 1Q 2022, a 168% increase year-over-year.
†Cost of Goods Sold of $26.9 million, a decrease of 24% compared to 1Q 2022, representing a 25% reduction in product unit cost year-over-year.
†Operating expenses of $19.4 million remained flat year-over-year.
†$16.1 million cash balance on March 31, 2023, compared to $17.1 million on December 31, 2022.
†Booked $86.3 million in orders, resulting in an order backlog of $535.1 million as of March 31, 2023, an increase of more than 2.5x versus 1Q 2022.

Recent Business Highlights

†Signed a 300 MWh Master Supply Agreement with Carson Hybrid Energy Storage (“CHES”).
†Completed final new Gen 2.3 Energy Block shipments; transitioning to Eos Z3TM battery production.
†Achieved 1 GWh of discharged energy from field installations, with 70% occurring in 2023.
†On April 14, 2023, the Company successfully completed a $40 million capital raise; planned use of proceeds includes factory automation and capacity expansion.
†Substantially completed due diligence for Department of Energy Title XVII loan application; actively negotiating the final provisions of a term sheet with the Loan Program Office.

Eos Chief Executive Officer Joe Mastrangelo said, "The Eos team delivered a solid first quarter, with continued backlog growth, strong manufacturing performance, and 1 GWh of discharged energy in the field, all while raising additional capital that enables us to scale operations and accelerate our market competitiveness.”

Mastrangelo continued, “We are positioning ourselves to transition to the Z3 Energy Cube, which combines our patented electrolyte with a new mechanical design that is easier to build at a lower cost. We are continuing to scale operations to meet the world’s future energy needs.”

Earnings Conference Call and Audio Webcast

Eos will host a conference call to discuss its first quarter 2023 financial results on May 10, 2023, at 8:30 a.m. ET. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://investors.eose.com. To access the call by phone, please register in advance using this link (registration link), and you will be provided with dial in details via email upon registration. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The conference call replay will be available via webcast through Eos’s investor relations website for a limited time. The webcast replay will be available from 11:30 a.m. ET May 10, 2023, and can be accessed by visiting https://investors.eose.com/events-and-presentations.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts

Investors:	ir@eose.com
Media:	media@eose.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act of 2022, statements regarding our ability to secure conditional commitment or final approval of a loan from the Department of Energy LPO, or our anticipated use of proceeds from any loan facility provided by the US Department of Energy, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, uncertainties around our ability to secure conditional commitment in a timely manner or at all, or final approval of a loan from the Department of Energy, the Loan Programs Office, or the timing of funding and the final size of any loan if approved; the possibility of

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a government shutdown while we remain in the due diligence phase with the U.S. Department of Energy Loan Programs Office or while we await notice of a decision regarding the issuance of a loan from the Department of Energy Loan Programs Office; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement (“MSA”) executed by both parties.

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Total revenue	$8,835	$3,298

Costs and expenses
Cost of goods sold	26,940	35,577
Research and development expenses	5,445	4,963
Selling, general and administrative expenses	13,955	14,279
Loss from write-down of property, plant and equipment	760	8
Grant expense, net	—	173
Total costs and expenses	47,100	55,000

Operating loss	(38,265)	(51,702)

Interest expense, net	4,829	338
Interest expense, related party	13,755	2,174
Other expense (income)	14,741	(8,381)
Loss before income taxes	$(71,590)	$(45,833)
Income tax expense (benefit)	10	(42)
Net loss	$(71,600)	$(45,791)

Basic and diluted loss per share attributable to common shareholders
Basic	$(0.82)	$(0.85)
Diluted	$(0.82)	$(0.85)

Weighted average shares of common stock
Basic	86,797,669	53,961,553
Diluted	86,797,669	53,961,553

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
UNAUDITED CONSOLIDATED BALANCE SHEETS DATA
(In thousands)

	March 31, 2023	December 31, 2022

Balance sheet data
Cash and cash equivalents	$16,127	$17,076
Other current assets	33,900	38,071
Property and equipment, net	24,617	27,169
Other assets	25,081	24,472
Total assets	99,725	106,788
Total liabilities	275,322	239,499
Total deficit	(175,597)	(132,711)

UNAUDITED STATEMENTS OF CASH FLOW DATA
(In thousands)

	March 31, 2023	March 31, 2022

Cash used in operating activities	$(30,478)	$(42,732)
Cash used in investing activities	(2,897)	(5,132)
Cash provided by (used in) financing activities	32,455	(1,212)
Effect of foreign exchange on cash, cash equivalents & restricted cash	(1)	—
Net decrease in cash, cash equivalents and restricted cash	(921)	(49,076)
Cash, cash equivalents and restricted cash, beginning of period	31,223	105,692
Cash, cash equivalents and restricted cash, end of period	$30,302	$56,616

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